Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Phil Cooper	Jim Buckley
Executive Vice President, Chief Financial Officer

Executive Vice President

Charles River Associates Incorporated	Sharon Merrill Associates, Inc.
617-425-3700	617-542-5300

CHARLES RIVER ASSOCIATES REPORTS FOURTH-QUARTER AND FULL-YEAR
FISCAL 2003 FINANCIAL RESULTS

Strength of Core Business Extends Company’s Streak of Year-over-Year Revenue Growth to 23 Consecutive Quarters

BOSTON, January 15, 2004 — Charles River Associates Incorporated (NASDAQ: CRAI), an internationally known leader in providing economic, financial and management consulting services, today reported financial results for the fourth quarter and fiscal year ended November 29, 2003.

Revenues for the fourth quarter of fiscal 2003 increased 7.1 percent to $39.0 million from $36.4 million for the fourth quarter of fiscal 2002.  Net income for the fourth quarter of fiscal 2003 increased 31.4 percent to $3.0 million, or $0.28 per share on a diluted basis, from $2.3 million, or $0.25 per share on a diluted basis, for the fourth quarter of fiscal 2002.  Due to the timing of CRA’s fiscal year end, the Company’s fourth quarter fiscal 2002 results reflect 13 weeks of operations compared with the usual 12 weeks in the fourth quarter of fiscal 2003.

Revenues for fiscal 2003 (52 weeks) increased 25.1 percent to $163.5 million from $130.7 million in fiscal 2002 (53 weeks).  Net income for fiscal 2003 increased 35.5 percent to $11.4 million, or $1.16 per share on a diluted basis, from $8.4 million, or $0.91 per share on a diluted basis, in fiscal 2002.

Comments on the Fourth Quarter

“CRA once again produced strong core operating results, led by our Competition and Finance practices, as well as a greater-than-anticipated contribution from our NeuCo subsidiary,” said James C. Burrows, CRA’s president and CEO.  “Overall, we continue to see a healthy mix of litigation and business consulting revenue, enabling us to achieve significant year-over-year revenue and earnings growth despite having one less week of operations and nearly 16 percent more shares outstanding in the fourth quarter of fiscal 2003.  As a result, we have now extended our record of year-over-year revenue growth to 23 consecutive quarters.”

Charles River Associates/2

“CRA’s results also demonstrate our focus on performance initiatives across the company.  A sequential increase in consultant utilization, to 73 percent from 72 percent in the third quarter, combined with a 110 basis point decrease in SG&A expenses as a percentage of revenue, enabled us to record operating margins of 14.7 percent – our highest level for any quarter in more than three years,” continued Burrows.

Comments on Fiscal 2003

“Fiscal 2003 was a banner year for CRA as we mostly exceeded our expectations, particularly on both the top and bottom line,” said Burrows.  “Our Competition, Energy & Environment, Finance, and Metals & Materials practices were among the standouts in fiscal 2003, and our NeuCo subsidiary outperformed its prior-year results by a considerable margin.  We added top-notch economic consultants to our roster to take advantage of the sustained demand for our services and continued to manage our SG&A expenses carefully.  In addition, consultant utilization improved from 69 percent in fiscal 2002 to 72 percent in fiscal 2003.  While we are encouraged by this improvement in utilization, our results were at the low end of our expected range for the year.”

Fiscal 2004 Outlook

“Looking ahead to fiscal 2004, we will continue to capitalize on the growth opportunities in our larger practice areas and accelerate our investments in smaller practices and office locations.  We also expect NeuCo to exhibit continued improvement, particularly when a major anticipated contract with the Department of Energy gets underway.  As a result, we expect revenue and earnings growth in fiscal 2004 to be in the range of 15-20 percent, with revenue growth toward the lower end of the range and earnings growth at the higher end of the range,” concluded Burrows.

Conference Call Webcast Information

To listen to a live audio webcast of CRA’s fourth-quarter and full-year fiscal 2003 financial results conference call, visit the Company’s website, www.crai.com.  The conference call begins at 11:00 a.m. ET today.  A replay of the call also will be available on the Company’s website.

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About CRA

Founded in 1965, Charles River Associates is an economics, finance, and business consulting firm that works with businesses, law firms, accounting firms, and governments in providing a wide range of services.  CRA combines economic and financial analysis with expertise in litigation and regulation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management.  CRA is distinguished by a corporate philosophy of providing responsive, top-quality consulting; an interdisciplinary team approach; unsurpassed economic, financial, and other analytic skills; and pragmatic business insights.  In addition to its corporate headquarters in Boston and international offices in Brussels, Dubai, London, Melbourne, Mexico City, Toronto, and Wellington, CRA also has U.S. offices in College Station, Houston, Los Angeles, Oakland, Palo Alto, Philadelphia, Salt Lake City, and Washington, D.C.  More information about the Company can be found on its website at www.crai.com.

Statements in this press release concerning the future business, operating results, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, risks associated with acquisitions, risks inherent in international operations, NeuCo’s performance, management of new offices, dependence on growth of the Company’s business consulting practice, the ability of the Company to integrate successfully new consultants into its practice, intense competition, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

The consolidated statements of income and consolidated balance sheets are attached.

CHARLES RIVER ASSOCIATES INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Thirteen Weeks Ended	Twelve Weeks Ended	Fifty-three Weeks Ended	Fifty-two Weeks Ended
	November 30, 2002	November 29, 2003	November 30, 2002	November 29, 2003

Revenues	$36,445	$39,018	$130,690	$163,458
Costs of services	23,118	23,180	80,659	100,168
Gross profit	13,327	15,838	50,031	63,290

Selling, general and administrative	9,786	10,103	36,600	43,055
Income from operations	3,541	5,735	13,431	20,235

Interest and other income (expense), net	181	(17)	337	85
Income before provision for income taxes and minority interest	3,722	5,718	13,768	20,320
Provision for income taxes	(1,619)	(2,606)	(5,879)	(8,737)
Income before minority interest	2,103	3,112	7,889	11,583
Minority interest	179	(113)	547	(154)
Net income	$2,282	$2,999	$8,436	$11,429

Net income per share:
Basic	$0.25	$0.29	$0.93	$1.21
Diluted	$0.25	$0.28	$0.91	$1.16

Weighted average number of shares outstanding:
Basic	9,023	10,216	9,047	9,438
Diluted	9,226	10,769	9,283	9,843

CHARLES RIVER ASSOCIATES INCORPORATED
CONSOLIDATED BALANCE SHEETS

(In thousands)

	November 30, 2002	November 29, 2003

Assets
Cash, cash equivalents and short-term investments	$18,998	$60,529
Accounts receivable and unbilled, net	41,906	49,494
Other current assets	3,902	8,662
Total current assets	64,806	118,685

Property and equipment, net	9,397	12,703
Goodwill and intangible assets, net	26,476	25,907
Long-term investments	5,348	5,154
Other assets	3,142	1,767
Total assets	$109,169	$164,216

Liabilities and stockholders’ equity
Current liabilities	$27,097	$39,733
Long-term liabilities	3,714	6,452
Total liabilities	30,811	46,185

Total stockholders’ equity	78,358	118,031
Total liabilities and stockholders’ equity	$109,169	$164,216